EXHIBIT 21.1
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                           WEINGARTEN REALTY INVESTORS
                     LIST OF SUBSIDIARIES OF THE REGISTRANT


                                                    STATE OF
SUBSIDIARY                                        INCORPORATION
--------------------------------------------      -------------
Weingarten Realty Management Company . . . . . . .  Texas
Weingarten/Nostat, Inc.. . . . . . . . . . . . . .  Texas
Weingarten/Lufkin, Inc.. . . . . . . . . . . . . .  Texas
WRI/Post Oak, Inc. . . . . . . . . . . . . . . . .  Texas
A.T.D.N.L., Inc. . . . . . . . . . . . . . . . . .  Texas
WRI/Central Plaza, Inc.. . . . . . . . . . . . . .  Texas
WRI/7080 Express Lane, Inc.. . . . . . . . . . . .  Texas
Weingarten Properties Trust. . . . . . . . . . . .  Texas
Main/O.S.T., Ltd.. . . . . . . . . . . . . . . . .  Texas
Phelan Boulevard Venture . . . . . . . . . . . . .  Texas
Northwest Hollister Venture. . . . . . . . . . . .  Texas
East Town Lake Charles Co. . . . . . . . . . . . .  Louisiana
Alabama-Shepherd Shopping Center . . . . . . . . .  Texas
Sheldon Center, Ltd. . . . . . . . . . . . . . . .  Texas
Jacinto City, Ltd. . . . . . . . . . . . . . . . .  Texas
Weingarten/Finger Venture. . . . . . . . . . . . .  Texas
Rosenberg, Ltd.. . . . . . . . . . . . . . . . . .  Texas
Eastex Venture . . . . . . . . . . . . . . . . . .  Texas
GJR/Weingarten River Pointe Venture. . . . . . . .  Texas
GJR/Weingarten Little York Venture . . . . . . . .  Texas
South Loop Long Wayside Company. . . . . . . . . .  Texas
Lisbon St. Shopping Trust. . . . . . . . . . . . .  Maine
WRI/Crosby Venture . . . . . . . . . . . . . . . .  Texas
WRI/Dickinson Venture. . . . . . . . . . . . . . .  Texas
Market at Town Center-Sugar Land Partnership . . .  Texas
Markham West Shopping Center, L. P.. . . . . . . .  Delaware
AN/WRI Partnership, Ltd. . . . . . . . . . . . . .  Texas
Weingarten/Bridges at Smoky Hills. . . . . . . . .  Texas
Weingarten/Miller Elizabeth. . . . . . . . . . . .  Texas
Miller Weingarten Realty, LLC. . . . . . . . . . .  Colorado
Weingarten/Colorado, Inc.. . . . . . . . . . . . .  Texas
Weingarten/Investments, Inc. . . . . . . . . . . .  Texas
Weingarten/Miller/Fiest Joint Venture. . . . . . .  Texas
Weingarten/Miller/Englewood. . . . . . . . . . . .  Texas
Weingarten/Miller/Thorncreek Joint Venture . . . .  Texas
Weingarten-Murphy, Ltd.. . . . . . . . . . . . . .  Texas
WRI/Bell Plaza, Inc. . . . . . . . . . . . . . . .  Texas
WRI/Pembroke, Ltd. . . . . . . . . . . . . . . . .  Texas
WRI/Shopping Centers I, Inc. . . . . . . . . . . .  Texas
WRI/Custer Park, Inc.. . . . . . . . . . . . . . .  Texas
WRI/Lone Star, Inc.. . . . . . . . . . . . . . . .  Texas
WRI/Pavilion, Inc. . . . . . . . . . . . . . . . .  Texas
WRI/Regency Park, Inc. . . . . . . . . . . . . . .  Texas
WRI/Rockwall, Inc, . . . . . . . . . . . . . . . .  Texas
Nanocorp, Inc. . . . . . . . . . . . . . . . . . .  Texas
WRI Interest, Inc. . . . . . . . . . . . . . . . .  Texas
NEC Dalrock and SH 66, Ltd.. . . . . . . . . . . .  Texas
SPM/WRI College Station, L.P.. . . . . . . . . . .  Texas
SPM/WRI Overland Park, L.P.. . . . . . . . . . . .  Texas
SPM/WRI Rockwall, L.P. . . . . . . . . . . . . . .  Texas
S/W Albuquerque, L.P.. . . . . . . . . . . . . . .  Texas
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